UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-36437	66-0818228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): 203-674-9900

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

The information contained in this Current Report on Form 8-K is hereby incorporated by reference into (i) the registration statement on Form S-3 (File No. 333-200714) of Dorian LPG Ltd. (the "Company"), filed with the U.S. Securities and Exchange Commission (the "Commission") on June 29, 2015 and (ii) the registration statement on Form S-3 (File No. 333-208375) of the Company, filed with the Commission on December 7, 2015.

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 12, 2016, the Company filed with the New York Stock Exchange (the "NYSE") an interim written affirmation (the "Interim Written Affirmation") notifying the NYSE that, due to the resignation of independent director David Savett from the Company's board of directors on January 6, 2016, as described in Item 5.02 of this current report on Form 8-K, beginning January 6, 2016 the Company did not satisfy the requirements of Section 303A.07 of the NYSE Listed Company Manual, which requires that the audit committee of a listed company have a minimum of three members, each of whom satisfies the independence requirements set forth in Section 303A.02.

The Interim Written Affirmation further notified the NYSE that in order to cure the deficiency, on January 11, 2016, the board of directors added director Christina Tan to its audit committee and accordingly, in accordance with Section 303A.07 of the NYSE Listed Company Manual, the board of directors now has an audit committee that consists of three members, each of whom satisfies the independence requirements set forth in Section 303A.02.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Savett resigned from the Board of Directors of the Company effective January 6, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 12, 2016	By:	DORIAN LPG LTD. (registrant) /s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer